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THIS LEASE made the 5th day of April, 2001

BETWEEN:

                           YARMOUTH AREA INDUSTRIAL COMMISSION, an incorporated Society under the laws of Nova Scotia (called "Landlord")

                                                - and -

                           RCOM CANADA, CORP., an unlimited company under the laws of Nova Scotia (called "Tenant")


1. In consideration of the rents reserved and the covenants and agreements herein on the part of the Tenant, the Landlord leases to the Tenant the lands and premises situate at 458 County Crescent, in the Village of Hebron, County of Yarmouth and Province of Nova Scotia, more particularly described in Schedule "A" attached to this Lease (the "Premises"), which include a building(s) and facilities to be constructed on the land in accordance with an offer to lease entered into between the Landlord and Register.com Inc. on behalf of its nominee, the Tenant, which was executed by Register.com Inc. on behalf of its nominee, the Tenant, on March 9, 2001, accepted by the Landlord on March 9, 2001 and executed by the Landlord on March 13, 2001 (the "Offer to Lease"); the initial building to contain approximately 20,000 square feet of useable/rentable area on the main level (the "Building").

2. Subject to the provisions hereof, the Tenant shall hold the Premises for the term of Five (5) years to be computed from the 1st day of September, A.D., 2001 and fully to be complete on the 31st day of August, 2006 (the "Term").

Rent

3. The Tenant paying therefor yearly and every year during the Term the sum of Six Dollars ($6.00) per square foot of Rentable Area in equal, monthly installments in advance on the 1st day of each month during the Term to the Landlord at Yarmouth, Nova Scotia, or at the place that the Landlord may hereafter designate, the first payment to be made on the 1st day of September next. If the Term commences on any day other than the first or ends on any day other than the last day of a month, rent for the fraction of a month at the commencement and at the end of the Term shall be adjusted pro rata. For the purposes of this Lease, "Rentable Area" shall mean the area determined by B.O.M.A. measurement methods as verified by the Landlord's architect and agreed to by the parties.

4. All amounts to be paid hereunder shall be paid in Canadian funds and all amounts referred to herein are exclusive of any applicable Harmonized Sales Tax which shall be in addition thereto.

5. Provided that if, due to the failure of the Landlord to complete construction or

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                                        2

to make available the services which the Landlord is obliged to furnish, the Premises or any part thereof are not ready for occupancy at the commencement of the Term, no part of the rent, or only a proportionate part thereof if the Tenant occupies a part of the Premises, is payable for the period before the date when the whole of the Premises are ready for occupancy, and the full rent accrues only thereafter. A certificate of the Landlord's architect that the construction of the Premises is complete and the services to be furnished by the Landlord are available, which is accepted by the Tenant acting reasonably, is conclusive.

Additional Rent

6. It is understood that the Tenant shall pay to the Landlord as additional rent, the actual real property taxes and operating costs for the Premises not to exceed Two Dollars and Fifty Cents ($2.50) per square foot of Rentable Area per annum for the first year of the Term (September 1, 2001 to August 31, 2002). The term "operating costs" shall include the Landlord's reasonable costs of insurance, snow removal, lawn mowing and maintenance with respect to the Premises.

7. The Landlord will have the right to estimate the amount of such taxes and costs at the commencement of each lease year or at the commencement of the Landlord's fiscal year and bill the Tenant such taxes and costs in monthly installments in advance on the first day of each calendar month, subject to review and adjustments at year end. The Landlord shall provide the Tenant with a statement of its auditors showing how the actual additional rent was computed for each year if such is requested in writing by the Tenant.

Recovery of Adjustments

8. The Landlord has the same rights and remedies in the event of default by the Tenant in payment of an amount payable by Tenant pursuant to paragraphs 6 and 7, as the Landlord has in the case of default in payment of rent.

9. The Tenant shall pay, within ten (10) days from the date of execution of this Lease, a deposit of FIFTY THOUSAND DOLLARS ($50,000.00) (the "Deposit") to be held by the Landlord's solicitors, Pink MacDonald Harding, "in trust" for the Tenant and the Deposit is to apply to installments of net rent and additional rent as they fall due under the Lease until the Deposit is exhausted. The Deposit shall earn interest for the benefit of the Tenant.

Right to Renew

10. Provided it is not in material default under this Lease, and provided it gives notice to the Landlord at least nine (9) months prior to the expiry of the then current term, the Tenant shall have the option to renew this Lease for up to two (2) successive further terms of five (5) years each under the same terms and conditions as herein provided, except as follows:

         i) there shall be no right of further renewal beyond the second renewal term;

         ii)      rental for the renewal terms shall be as follows:


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                                       3


                  FIRST RENEWAL TERM:
                  At the rate of SEVEN DOLLARS ($7.00) per square foot of Rentable Area per annum

                  SECOND RENEWAL TERM:

                  At the rate of EIGHT DOLLARS ($8.00) per square foot of Rentable Area per annum.

Expansion Option

11. Provided the Tenant is not in material default of its obligations under the Lease, Landlord hereby grants to Tenant the right to require the Landlord to cause to be constructed, and the Landlord hereby undertakes to do so, another building on the Premises (in the approximate location as shown as "Area for Future Call Centre" on Schedule "A" to the Offer to Lease) of similar quality, design and finish as the initial Building to be constructed containing a minimum of 10,000 and a maximum of 15,000 square feet of Rentable Area (the "Additional Space") upon the following terms and conditions:

         i) During the period between January 1 and August 31 of each year, no later than six (6) months prior to the time Landlord is required to make Additional Space available to Tenant, Tenant shall notify Landlord in writing that Tenant elects to exercise this right.

                  During the period between September 1 and December 31 of each year, no later than eight (8) months prior to the time Landlord is required to make Additional Space available to Tenant, Tenant shall notify Landlord in writing that Tenant elects to exercise this right.

         ii) In the event the Tenant exercises the option for Additional Space prior to August 31, 2003, all terms as in this Lease will apply including the rent and Tenant's Improvements. It is agreed that the payment of rent for Additional Space shall commence on the date the Additional Space has been completed in accordance with the Tenant's reasonable requirements for the Additional Space.

         iii) In the event the Tenant exercises the option for Additional Space in the period commencing September 1, 2003 and expiring August 31, 2006, all terms as in this Lease will apply including the Tenant's Improvements, except that the rent for the Premises will be adjusted to $7.00 per square foot of Rentable Area once the Additional Space has been completed in accordance with the Tenant's reasonable requirements for the Additional Space. At such time also, the initial Term of the Lease shall be extended to the date which is five years from the date of such completion of the Additional Space and the two options to renew shall be available to the Tenant to commence successively thereafter. Rent for the renewal terms shall then be increased by one dollar ($1.00) per square foot of Rentable Area per annum.
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                                       4


         iv) Landlord shall grade, pave and otherwise improve a portion of the Premises designated by Tenant in order to provide Tenant with additional parking spaces in the ratio of ten (10) spaces per 1,000 square feet of Additional Space.

         v) The Option to Purchase contained in section 26 hereof shall be amended to reflect the costs of the Additional Space upon such terms as the parties agree at such time .

Prior Entry

12. The Building shall be constructed and completed in accordance with specifications contained or referred to in Schedule "B" hereto and be available for occupancy by the Tenant for installation of its trade fixtures, on/or before August 1, 2001 ("the Prior Entry Date"). It is agreed and understood that the Tenant will remain governed by all applicable terms of the Lease as if the Lease were in full force and effect, save only as to any net rent and additional rent payable which in no event shall commence prior to the commencement date.

13. In the event Building is not substantially completed to the Tenant's satisfaction and available for occupancy by the Tenant for installation of its trade fixtures by the Prior Entry Date for causes within the Landlord's control, the Landlord shall adjust the commencement date to thirty (30) days from the date of such satisfactory completion of the Building at the Tenant's sole discretion, acting reasonably.

14. The Landlord shall have given the Tenant at least thirty (30) days written notice prior to the date the Building is so completed. It is further agreed that the Landlord shall provide the Tenant with temporary office facilities at the Community College, Yarmouth Campus, from such date through the date the Tenant is able to occupy the Building, at no cost to the Tenant. It is agreed that the temporary facilities as mentioned herein will include a minimum of 3,500 useable square feet of premises, in addition to ample free on-site parking. Additionally, the Landlord agrees to provide the Tenant with a credit of one (1) month of net rent for every two weeks of delay in the Prior Entry Date.

15. In the event the Landlord fails to so complete the Building for causes beyond the Landlord's control, such as strikes, and acts of God, then the Prior Entry Date and commencement date shall be postponed for the period of such delay.

Tenants Covenants

16.      The Tenant covenants with the Landlord:

         a)       Rent-- to pay rent;

         b) Electric charges -- to pay (1) the cost of electric current supplied to the Premises; and (2) the cost of electric light bulbs, tubes, starters, and ballasts used to replace those installed at the commencement of the term;

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         c)       Business and school taxes -- to pay business occupancy and other taxes (excluding real property taxes which are to be paid by Landlord), charges, rates, duties and assessments levied in respect of the Tenant's occupancy of the Premises or in respect of the personal property or business of the Tenant on the Premises as and when they become due;

         d) Cleaning and waste removal-- to arrange and pay for reasonable cleaning and waste removal;

         e) HVAC -- to pay for all heating, ventilation and air-conditioning, including the HVAC maintenance contract, provided such contract is agreed to by the Tenant (but excluding major repairs, which shall be deemed to include any repair or replacement cost in excess of $1,000);

         f) Utilities and services-- pay for all utilities and services consumed by the Tenant in respect of the Premises;

         g) Repair-- to repair, reasonable wear and tear and damage by fire, lightning and tempest only excepted, and to permit the Landlord to enter and view the state of repair and to repair according to notice in writing, reasonable wear and tear and damage by fire, lightning and tempest only excepted; and to leave the Premises in good repair, reasonable wear and tear and damage by fire, lightning and tempest excepted. It is agreed that the Tenant shall not have any obligation with respect to major repairs or repairs or replacements which are of a structural nature nor any obligation to restore the Premises to base building or original condition at the termination of the Lease and the Landlord agrees to accept the Premises in the condition and configuration in which they are structured at that time.

         h) Assigning or subletting -- the Tenant shall have the right to sublet the Premises in whole or in part at any time or times during the Term or renewal thereof only with the Landlord's prior written consent, which consent is not to be unreasonably or arbitrarily withheld or delayed, which subletting, in whole or in part, shall not release the Tenant from any of its obligations under this Lease;

         i) Tenant's Insurance - Throughout the Term, including any renewals thereof, the Tenant shall at its expense, take and keep in force the following insurance:

                  (I) fire and standard extended perils or "all risks" coverage on insurable property;

                  (II) Two Million Dollars ($2,000,000) inclusive limits occurrence form general commercial liability insurance; and

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                                       6


                  (III) such other form of insurance in such amounts as the Landlord may reasonably request. At the request of Landlord, Tenant will obtain a waiver of the insurer's right of subrogation as against Landlord under such insurance, provided such waiver is obtainable by Tenant from its insurers.

         j) Use of Premises and insurance-- (i) not to use the Premises except for the purpose of a call centre and for related general office purposes and other related uses, so as, at all times, to be in compliance with all bylaws and regulations which are now or hereafter will be set forth by the Municipality of the District of Yarmouth, Province of Nova Scotia or the Government of Canada, as they are applicable to the Premises, and not to carry on or permit to be carried on therein any other trade or business; (ii) not to do, omit or permit to be done or omitted upon the Premises anything which causes the rate of insurance upon the Building to be increased; (iii) if the rate of insurance upon the Building is increased by the use made of the Premises or by anything done, omitted or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall pay to the Landlord the amount of the increase; (iv) if any insurance policy upon the Building is cancelled by the insurer because of the use or occupation of the Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Premises the Landlord may at its option determine this Lease forthwith by leaving upon the Premises notices in writing of its intention to terminate and thereupon rent and any other payments for which the Tenant is liable under this lease shall be apportioned and paid in full to the date of determination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and repossess them;

         k) Observance of law -- in his use and occupation of the Premises, not to violate any law or ordinance or any order, rule, regulation or requirement of any federal, provincial, or municipal government or any department, commission, board or officer thereof;

         l) Water and nuisance -- not to do or suffer any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment therein or permit or suffer any overloading of the floors thereof; and not to use or permit the use of any part of the Premises for any dangerous, noxious, or offensive trade or business and not to cause or maintain any nuisance in, at or on the Premises;

         m) Entry by Landlord -- to permit the Landlord or its agents to enter upon the Premises upon reasonable notice and at reasonable times for the purpose of inspecting and of making repairs, alterations, or improvements to the Premises or to the Building, and the Tenant is not entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby;

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                                       7


         n) Indemnity -- to indemnify the Landlord against all claims by any person, firm, or corporation arising from the conduct of work by or through any act of negligence of the Tenant or any assignee, subtenant, agent, contractor, servant, employee or licensee of the Tenant, and against all reasonable costs, counsel fees, expenses and liabilities incurred in or about any claim or action or proceeding brought therein, provided that:

                  (I) the Landlord has promptly notified the Tenant of any such claim after first becoming aware or having notice thereof;

                  (II) the Landlord has provided the Tenant with the option to participate in the defense of such claim at the Tenant's expense; and

                  (III) the claim does not relate to any peril or hazard against which the Landlord is or ought to have been insured under the terms of this Lease;

         o) Exhibiting Premises -- if the Tenant does not exercise either right of renewal hereunder, to permit the Landlord or its agents to exhibit the Premises to prospective tenants upon reasonable notice during normal business hours of the last nine (9) months of the then current term;

         p) Alterations, etc -- the Tenant shall have the right to make alterations and installations to the Premises at its sole cost and expense, provided the Tenant has received the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed;

         q) Signs -- The Tenant, at the Tenant's expense shall have the right to install Landlord approved exterior signage on the Building and at the Premises. The Tenant shall insure, erect and maintain such signage at its own expense, and shall obtain all necessary municipal and other permits and approvals.

Landlord's Covenants

17.      The Landlord covenants with the Tenant:

         a) Quiet enjoyment - for quiet enjoyment of the Premises, including any buildings to be constructed thereon, without any interruption or disturbance from the Landlord, or any other person(s) lawfully claiming by, from or under the Landlord, and the Landlord represents and warrants that it has good and marketable title to the Premises free and clear of all encumbrances and has the requisite power and authority to enter into this Lease;

         b) Taxes - to pay the real property taxes levied against the Premises or the Landlord on account thereof;

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                                       8


         c) Landlord's work - to provide all items identified in Schedule "B" of the Offer to Lease, at the Landlord's sole cost, being agreed that all such items shall remain the sole property of the Landlord and to ensure that the Building will be constructed and structurally maintained with quality workmanship in a first-class manner in compliance with all laws, regulations, by-laws, codes and applicable industry standards in a manner that will enable the Tenant to utilize the Building for its intended purposes throughout the Term and any renewals thereof;

         d) Tenant's improvements -- Subject to the Tenant acting reasonably and diligently in the approval of final specifications and construction plans submitted by the Landlord's architects, and at the expense of the Tenant to install the Tenant's leasehold improvements, all subject to the provisions of paragraph 9 of the Offer to Lease;

         e) Parking -- Before the Prior Entry Date, to provide the Tenant with two hundred (200) non-designated outside parking spaces, immediately adjacent to the Building. The parking will be paved surface parking adjacent to the Building and will be lighted. The Landlord shall designate ten (10) visitor/staff parking stalls by appropriate signage immediately adjacent to the Building and further agrees to designate handicap parking according to lawful requirements or custom. In the event the Tenant experiences problems accessing the parking as stipulated above, the Landlord agrees to remedy the problem immediately with a mutually agreeable solution;

         f) Landlord's insurance - the Landlord shall take out and keep in force throughout the Term, including any renewals thereof, upon such terms and conditions and in such amounts as would be maintained by a prudent owner of a property similar to the Building the following insurance:

                  (I) public liability and property damage liability insurance with respect to the Building and Premises;

                  (II) fire and standard extended perils or "all risks" coverage and boiler and machinery insurance on all real and personal property owned by Landlord or for which it is legally responsible comprising or located upon the Building or Premises; and

                  (III) such other forms of insurance as Landlord may from time to time consider advisable.

                  At the request of Tenant, Landlord will obtain a waiver of the insurer's right of subrogation as against Tenant under such insurance, provided that such waiver is obtainable by Landlord from its insurers. The Landlord shall make all reasonable attempts to utilize the proceeds of insurance, as well as to exercise any and all reasonable recourses available to Landlord against any contractor, builder, supplier or any third party in order to reduce any liability of Tenant for repairs.

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                                       9


Provisos

18.      Provided always and it is agreed as follows:

         a) Fixtures -- The Tenant may remove his fixtures, but all installations, alterations, additions, partitions and fixtures except trade or Tenant's fixtures upon the Premises, whether placed there by the Tenant or the Landlord, are the Landlord's property without compensation therefor to the Tenant and shall not be removed from the Premises at any time, either during or after the Term.

         b) Damage to premises - If during the term the Premises are damaged by fire, lightning or tempest, then and in every such event if the damage or destruction is such that the Building is rendered wholly unfit for occupancy, or it is impossible or unsafe to use and occupy it, and if in either event the damage, in the opinion of a reputable firm of architects selected by the Tenant to be given to the Tenant within ten days of the happening of the damage:

                  (I) cannot be repaired with reasonable diligence within 120 days from the happening of the damage, either party may within five days next succeeding the giving of the opinion terminate this Lease by giving to the other notice in writing, in which event this Lease shall cease as of the date of the damage and the rent and all other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of damage. If neither the Landlord nor the Tenant terminates this Lease, then the Landlord shall repair the Premises with all reasonable speed and the rent shall abate from the date of the happening of the damage until the damage shall be made good and the Tenant can again use and occupy the Premises; or

                  (II) can be repaired with reasonable diligence within 120 days from the happening of the damage, then the rent shall abate from the date of the happening of the damage until the damage shall be made good and the Tenant can again use the Premises and the Landlord shall repair the damage with all reasonable speed; or

                  (III) is such that the Premises are capable of being partially used for the purposes for which they are leased, then until the damage has been repaired the rent shall be reduced by the fraction that the area of that part of the Building which is rendered unfit for occupancy is to the area of the Building, and the Landlord shall repair the damage with all reasonable speed.
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                                       10


         c) Damage to property -- The Landlord is not liable nor responsible in any way for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while the property is on the Premises or in the Building unless the loss, damage, or injury is caused by the negligence, act, fault or default of the Landlord or of its employees, servants, agents or others for when the Landlord is responsible at law.

         d) Impossibility of performance -- It is agreed that whenever the Landlord or Tenant is, in good faith, unable to fulfill, or is delayed or restricted in fulfilling any obligation hereunder for the supply or provision of any service or utility or the doing of any work or the making of any repairs because it is unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill the obligations or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or of any government department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control, such party is relieved from the fulfillment of the obligation for the period of the delay and the party so delayed is entitled to perform that obligation within a reasonable period after the end of the period of delay and the other party is not entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

         e) Default of Tenant -- If the rent is not paid when due, whether lawfully demanded or not, or in the case of breach or non-observance or non-performance of any of the covenants or agreements herein contained or referred to on the part of the Tenant to be observed and performed, or in the case the Term is taken in execution or attachment for any cause, then the Landlord is entitled to enter upon the Premises or any part thereof in the name of the whole and to repossess and enjoy the Premises as of its former estate.

         f) Bankruptcy of Tenant-- Or in the case the Term or any of the goods and chattels of the Tenant are seized in execution or attachment by a creditor of the Tenant or if the Tenant makes any assignment for the benefit of creditors or any bulk sale or becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors and an order is made for the winding-up of the Tenant, then this Lease shall at the option of the Landlord cease and the Term shall immediately be forfeited and the current month's rent and the next ensuing three months' rent shall immediately become due and payable and the Landlord may re-enter and take possession of the Premises as though the Tenant or other occupant of the Premises was holding over after the expiration of the Term.

         g) Distress -- The Tenant waives the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and agrees that none of the goods and chattels of the Tenant on the Premises at any time during the Term is exempt from levy by distress for rent in arrears.

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                                       11


         h) Right of Re-Entry-- On the Landlord's becoming entitled to re-enter the Premises under any of the provisions of this Lease, the Landlord in addition to all other rights, may do so as the agent of the Tenant, using force if necessary, without being liable for prosecution therefor, and may relet the Premises as agent of the Tenant, and receive the rent therefor, and as agent of the Tenant may take possession of furniture or other property on the Premises and sell it at public or private sale without notice or apply the proceeds of sale and rent derived from reletting the Premises upon account of the rent under this lease, and the Tenant is liable to the Landlord for any deficiency.

         i) Right of Termination -- On the Landlord's becoming entitled to reenter the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, has the right to determine this Lease forthwith by leaving upon the Premises notice in writing of its intention, and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such determination, and the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may re-enter and repossess the Premises.

         j) Non-waiver -- Any condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant of any covenant, proviso or condition herein contained does not operate as a waiver of the Landlord's rights hereunder in respect of subsequent defaults, breaches or non-observances and does not defeat or affect in any way the rights of the Landlord herein in respect of any subsequent defaults or breaches.

         k) Overholding -- If the Tenant continues to occupy the Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at the rent and on the terms and conditions herein set out except as to length of tenancy.

         l) Notice -- Any notice required by this Lease is deemed sufficiently given if contained in writing, enclosed in a sealed envelope and addressed --
                  In the case of notice to the Landlord:
                  Yarmouth Area Industrial Commission
                  PO Box 131
                  Yarmouth, NS B5A 4B1
                  Telecopier: 902-742-3107

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                                       12


                  In the case of notice to the Tenant:
                  RCOM CANADA, CORP.
                  c/o Register.com, Inc.
                  575 Eighth Avenue
                  New York, NY 10018
                  Telecopier: 212-629-9305

                  and in the case of notice to the Tenant, to the address and attention of the registered agent of the Tenant as contained in the records of the Nova Scotia Registry of Joint Stock Companies, and deposited in one of Her Majesty's post offices in Yarmouth County, registered and postage prepaid. The date of receipt of the notice is the date on which it is delivered. Provided that either party may, by notice to the other, designate another address in Canada to which notices mailed or delivered more than ten days thereafter shall be addressed.

Time of Essence

19.      Time shall be of the essence in all respects.

Sole Agreement

20. There are no covenants, agreements, conditions or material representations relating to the subject matter of this Lease, which will subsist between the parties upon its acceptance, except as expressly set forth herein or in the Offer to Lease.

Vacating the Leased Premises

21. Tenant shall not be in default for vacating the Premises prior to the expiration date of the Term so long as the Tenant continues to pay rent hereunder and is not in default on the other provisions of the Lease, and written notice is provided to the Landlord at least thirty (30) days in advance of vacating the Premises.

Satellite Dish

22. The Tenant shall be permitted to install and maintain a satellite dish on the roof of the Building at no charge to the Tenant during the Term and any extension or renewals thereof. The Tenant shall be responsible for all costs associated with the installation, maintenance and removal of the satellite dish.

Environmental

23. Landlord covenants, warrants and represents that the Premises and the Building are, and will be at the Prior Entry Date and commencement date, free of any friable asbestos-containing materials.

24. Landlord covenants, warrants and represents that to the best of its knowledge, after thorough investigation, the Premises and the Building (including the land thereunder) do not, and will not at the Prior Entry Date or commencement date, contain any environmental contaminants ("toxic contamination") of any kind (including PCBs, except for PCBs that are totally contained within light fixtures and exterior transformers).

25. The Landlord agrees to indemnify and hold the Tenant harmless from any and all damages, losses, expenses (including reasonable attorneys fees), claims or actions related to or arising out of any discovery of friable asbestos or toxic contamination at the Premises or the Building (including the land thereunder), and in particular, to pay the full cost of any environmental clean-up which may be ordered under applicable legislation (excepting always any clean-up required with respect to materials introduced onto the Premises by the Tenant).

Option to Purchase

26. Landlord hereby grants to Tenant the option to purchase the Premises at any time during the term of this Lease, or any extension thereof, provided the Tenant is not in material default of its obligations hereunder. It is agreed and understood that the Tenant may purchase the Premises, based on the date and price as summarized in the amortization schedule attached as Schedule "C" to the Offer to Lease with the requirement that the Landlord shall convey good and marketable title thereto, free and clear of all liens and encumbrances, by full warranty deed, such title to be insurable by a nationally known title company at standard rates for an ALTA policy.

Right of First Refusal to Purchase

27. If at any time during the term of this Lease, or any extension thereof, the Landlord shall (a) elect to sell the Premises, or part thereof as a condominium unit, or (b) receives a bona fide offer from a third party to purchase the Premises, or part thereof, which the Landlord is willing to accept, then in either event the Landlord shall notify the Tenant thereof and afford to Tenant a period of thirty (30) days in which to elect to purchase the Premises, or part thereof, on the terms offered. In the event Tenant notifies Landlord within such thirty (30) day period that Tenant elects to purchase the Premises, or part thereof, then on a mutually agreeable date within thirty (30) days thereafter Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, the Premises, or part thereof, upon such terms, provided that Landlord can convey good and marketable title thereto, free and clear of all liens and encumbrances, by full warranty deed, such title to be insurable by a nationally known title company at standard rates for an ALTA policy, which provision may be waived by the Tenant, in its sole discretion. In the event Tenant declines to purchase the Premises, or part thereof, or fails to respond to Landlord's notice, then Landlord shall be free to sell the Premises, or part thereof, or accept such offer by such third party, on the same terms and conditions for a period of ninety (90) days thereafter, but in the event the Premises, or part thereof, is not so sold within such ninety (90) day period, then Landlord shall be again obligated to offer the Premises, or part thereof, for sale to Tenant as provided herein.

Further Assurances

28. The parties covenant and agree with each other to execute such further documents as may be reasonably requested by the other to give effect to, or notice of, the provisions contained herein, including but not limited to a short form Notice of Lease for registration purposes and a separate agreement detailing the Option to Purchase.

Amendments

29. Any amendments to this Lease shall be in writing and signed by both parties.

Headings

30. The headings in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this lease nor of any provisions hereof.

Effect of Lease

31. This Lease and everything herein contained shall extend to and bind and may be taken advantage of by the successors and permitted assigns, of each of the parties hereto. Should either party request the other's consent to an assignment of this Lease, such consent shall not be unreasonably withheld.

Dispute Resolution

32. In the event of a dispute hereunder, the parties shall make all reasonable efforts to resolve their dispute by amicable negotiations. If a dispute has not been resolved within ten (10) days after the responding party has replied (or failing such reply within ten (10) days after receipt of the notice) either party may refer the dispute to be finally resolved by a final, conclusive and binding arbitration by a single arbitrator under the provisions of the Commercial Arbitration Act (Nova Scotia). The parties shall agree jointly on the appointment of an arbitrator, failing which, either party may apply to court for the appointment of an arbitrator. Each party shall bear its own costs in connection with matter referred to dispute resolution provided however, the cost of the arbitrator shall be paid in accordance with the decision of the arbitrator.

EXECUTED                                    )        YARMOUTH AREA INDUSTRIAL
In the Presence of :                        )        COMMISSION
                                            )
                                            )   Per: /s/ Illegible
                                            )       ----------------------------
                                            )
      /s/ Illegible                         )   Per: /s/ Illegible
------------------------------              )       ----------------------------
                  Witness                   )
                                            )
                                            )        RCOM CANADA, CORP.
                                            )
                                            )   Per: /s/ Jack Kerins
                                            )       ----------------------------
                                            )
      /s/ Illegible                         )   Per:
------------------------------              )       ----------------------------
                  Witness                   )

                                  SCHEDULE "A"


ALL THAT certain lot, piece or parcel of land situate on County Crescent No. 458 at Hebron, in the County of Yarmouth and Province of Nova Scotia and more particularly shown as Lot 23 on a plan of subdivision entitled Final Plan of Subdivision of lands of the Yarmouth Area Industrial Commission situate at County Crescent No. 458 at Hebron, Yarmouth County, NS dated March 18, 2001 and prepared by Kevin Lombard, NSLS, P. Eng. And more particularly described as follows:

BEGINNING at an iron rod on the Westerly sideline of an easement in favour of the own of Yarmouth and at the Southeasterly corner of lands now or formerly of Shag Holdings Limited;

THENCE 195E 06' 20" 101.050 metres along the Westerly sideline of the Town of Yarmouth Easement to a survey marker at other lands of the Yarmouth Area Industrial Commission;

THENCE 281E 37' 20" 144.558 metres along said other lands of the Yarmouth Area Industrial Commission to a survey marker at the Southeasterly corner of other lands (Lot 15) of the Yarmouth Area Industrial Commission;

THENCE 17E 21' 20" 92.000 metres along the Southeasterly boundary of said Lot 15 to a survey marker on the Southerly sideline of County Crescent No. 458 and at the Northeasterly corner of Lot 15;

THENCE 101E 37' 20" 46.000 metres along the sideline of County Crescent No. 458 to a survey marker;

THENCE 101E 37' 20" 10.317 metres along the sideline of County Crescent No. 458 to a survey marker at a point of curvature;

THENCE following a curve to the right, said curve having a radius of 30.760 metres, a chord bearing and distance of 112E 56' 00" 12.067 metres, an arc distance of 12.146 metres along the sideline of County Crescent No. 458 to a survey marker at a point of curvature;

THENCE 124E 14' 40" 13.243 metres along the sideline of County Crescent No. 458 to a survey marker at a point of curvature;

THENCE following a curve to the left, said curve having a radius of 23.250 metres, a chord bearing and distance of 114E 46' 40" 7.648 metres, an arc distance of 7.683 metres along the sideline of County Crescent No. 458 to a survey marker at a point of curvature.


[The above Lot 23 being a consolidation of Lots 12, 13 and 14 as shown on Schedule "A" to the Offer to Lease.]

                                  SCHEDULE "B"



                 [NOTE TO DRAFT: EITHER ATTACH RELEVANT BUILDING
                 SPECIFICATIONS OR REFER TO REPORTS/PLANS, ETC.
                         WHICH CONTAIN SUCH PARTICULARS]